Exhibit 99.1

Contact: Tracy McLauchlin, CFO IES Holdings, Inc. 713-860-1500

FOR IMMEDIATE RELEASE

IES Holdings Reports Fiscal 2018 Fourth Quarter and Year-End Results

HOUSTON — December 7, 2018 — IES Holdings, Inc. (or “IES” or the “Company”) (NASDAQ: IESC) today announced financial results for the quarter and year ended September 30, 2018.

Fourth Quarter and Fiscal Year 2018 Highlights

•

Revenue of $240.3 million for the fourth quarter of fiscal 2018, an increase of 16.3% compared with the fourth quarter of fiscal 2017, and $876.8 million for fiscal 2018, an increase of 8.2% compared with fiscal 2017

•

Income from operations of $8.7 million for the fourth quarter of fiscal 2018, an increase of 24.5% compared with the fourth quarter of fiscal 2017, and $26.0 million for fiscal 2018, an increase of 27.6% compared with fiscal 2017

•

Net loss attributable to IES for fiscal 2018 of $14.2 million, or $0.67 per diluted share, compared to Net income attributable to IES for fiscal 2017 of $13.4 million, or $0.62 per diluted share, primarily driven by a $31.3 million charge in fiscal 2018 related to the enactment of the Tax Cuts and Jobs Act

•	Adjusted net income attributable to IES (a non-GAAP financial measure, as defined below) for fiscal 2018 of $24.6 million, an increase of 46.0% compared with fiscal 2017

•

Backlog of approximately $482 million as of September 30, 2018, an increase of 23.0% compared with approximately $392 million as of June 30, 2018 and an increase of 45.6% compared with approximately $331 million as of September 30, 2017

Management Commentary

Robert Lewey, President, stated, “We are pleased with our fiscal 2018 results and our prospects for 2019. We increased revenue, gross profit and operating income as compared to fiscal 2017, and in particular we experienced continued improvements in each of our segments during the second half of the year. Looking forward, we are entering 2019 with $482 million in backlog, an increase of 46% compared to the prior year, and believe that the capital we reinvested into our segments and completed acquisitions have us well-positioned to execute on this backlog, increase our market share and continue to capitalize on opportunities available to all four of our segments.”

Mr. Lewey continued, “During fiscal 2018, we largely focused on organic growth and execution. In our Infrastructure Solutions segment, the strength of our balance sheet allowed us to capture market share from underperforming and undercapitalized competitors. Margins and backlog improved within our Commercial & Industrial segment as the impact of winding down the underperforming Denver and Roanoke locations is largely behind us. Our Residential and Communications segments were both strengthened this year through the acquisitions of Electrical Contractors North and Azimuth Communications, respectively. Despite challenges in each of our segments with commodity prices and labor constraints, we have been successful in keeping up with increasing customer demand, while selectively increasing bid margins and increasing market share.”

Tracy McLauchlin, Chief Financial Officer, added, “During the year we invested $22 million in working capital in support of accelerating growth, $7 million in bolt-on acquisitions, and $2 million to repurchase our common stock. We believe that our strong balance sheet and available liquidity, as well as expected cash flow from both our legacy and acquired businesses, will support our growth strategy.”

Ms. McLauchlin continued, “During the fourth quarter of fiscal 2018 we recorded a $1.9 million charge in our Commercial & Industrial segment related to a litigation settlement on a multi-year project. Lastly, although our results during the year were impacted by the federal tax reform enacted in December 2017 and the recording of a non-cash charge of $31.3 million as a write-down of our net deferred tax assets and liabilities, this will not affect our continued use of our net deferred tax assets to reduce our net cash tax exposure and further support our growth.”

Net Operating Loss Carryforwards

The Company estimates that it has available Net Operating Loss Carryforwards (NOLs) for U.S. federal income tax purposes of approximately $355 million at September 30, 2018, including approximately $133 million resulting from the additional amortization of personal goodwill. The Company’s common stock is subject to a Rights Plan dated November 8, 2016, which is intended to assist in limiting the number of 5% or more owners of the Company’s common stock and thereby reduce the risk of a possible “change of ownership” under Section 382 of the Internal Revenue Code of 1986, as amended. Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. There is no guarantee that the Rights Plan will achieve the objective of preserving the value or realization of the NOLs.

Stock Buyback Plan

The Company’s Board of Directors has authorized and previously announced a stock repurchase program for purchasing up to 1.5 million shares of our common stock from time to time. During the fiscal year ending September 30, 2018, the Company repurchased 100,627 shares at an average price of $15.41 per share. The Company had 724,804 shares remaining under its stock repurchase authorization at September 30, 2018.

Non-GAAP Financial Measures and Other Adjustments

This press release includes adjusted net income attributable to IES and, in the non-GAAP reconciliation table included herein, adjusted net income before taxes and adjusted earnings per share attributable to IES Holdings, Inc., each of which are financial measures not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Management believes that these measures provide useful information to our investors by distinguishing certain nonrecurring events such as litigation settlements or noncash events such as our valuation allowances release and write-down of our net deferred tax assets, and that these measures, when reconciled to net income attributable to IES, which is the most directly comparable GAAP measure, help our investors to better identify underlying trends in the operations of our business and facilitate easier comparisons of our financial performance with prior and future periods and to our peers. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of these non-GAAP financial measures to GAAP results has been provided in the financial tables included in this press release.

For further details on the Company’s financial results, please refer to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2018, to be filed with the Securities and Exchange Commission (“SEC”) by December 7, 2018, and any amendments thereto.

About IES Holdings, Inc.

IES is a holding company that owns and manages diverse operating subsidiaries, comprised of providers of industrial infrastructure services to a variety of end markets. Our approximately 4,500 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership or a further change in the federal tax rate; the potential recognition of valuation allowances or further write-downs on net deferred tax assets; the inability to carry out plans and strategies as expected, including underperformance of our acquisitions or our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction, seasonality and differing regional economic conditions; and our ability to successfully manage projects, as well as other risk factors discussed in this document, in the Company’s annual report on Form 10-K for the year ended September 30, 2018 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under “Investors.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,		Year Ended September 30,
	2018	2017	2018	2017
Revenues	$240.3	$206.6	$876.8	$810.7
Cost of services	199.8	168.5	726.9	670.2

Gross profit	40.5	38.1	150.0	140.5
Selling, general and administrative expenses	31.8	31.3	123.9	120.4
Contingent consideration expense	—	(0.2)	0.1	(0.1)
Loss on sale of assets	—	—	—	(0.1)

Income from operations	8.7	7.0	26.0	20.3
Interest expense, net	0.5	0.4	1.9	1.7
Other expense (income), net	(0.1)	(0.1)	(0.3)	(0.2)

Income from continuing operations before income taxes	8.3	6.7	24.3	18.8
Provision (benefit) for income taxes	3.5	3.4	38.2	5.2

Net income (loss)	4.8	3.2	(13.8)	13.6
Net income attributable to noncontrolling interest	(0.1)	(0.1)	(0.4)	(0.2)

Net income (loss) attributable to IES Holdings, Inc.	$4.7	$3.1	($14.2)	$13.4

Earnings per share attributable to IES Holdings, Inc.:
Basic	$0.22	$0.15	($0.67)	$0.62
Diluted	$0.22	$0.14	($0.67)	$0.62

Shares used in the computation of earnings per share:
Basic (in thousands)	21,206	21,237	21,196	21,281
Diluted (in thousands)	21,448	21,490	21,196	21,533

IES HOLDINGS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO IES HOLDINGS, INC. AND

ADJUSTED EARNINGS PER SHARE ATTRIBUTABLE TO IES HOLDINGS, INC.

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended September 30,		Year Ended September 30,
	2018	2017	2018	2017
Net income attributable to IES Holdings, Inc.	$4.7	$3.1	($14.2)	$13.4
Provision (benefit) for income taxes	3.5	3.4	38.2	5.2

Adjusted net income before taxes	8.2	6.6	24.0	18.6
Current tax expense (1)	(0.2)	(0.5)	(1.3)	(1.8)
Litigation settlement charge (2)	1.9	—	1.9	—

Adjusted net income attributable to IES Holdings, Inc.	$9.9	$6.1	$24.6	$16.8

Adjusted earnings per share attributable to IES Holdings, Inc.:
Basic	$0.47	$0.29	$1.16	$0.79
Diluted	$0.46	$0.28	$1.16	$0.78

Shares used in the computation of adjusted earnings per share:
Basic (in thousands)	21,206	21,237	21,196	21,281
Diluted (in thousands)	21,448	21,490	21,196	21,533

(1)	Represents the tax expense for the current period which will be paid in cash, and not offset by the utilization of deferred tax assets
(2)	Charge related to impact of litigation settlement in our Commercial & Industrial segment

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	September 30, 2018	September 30, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$26.2	$28.3
Accounts receivable:
Trade, net of allowance	151.6	142.9
Retainage	24.3	21.4
Inventories	21.0	16.9
Costs and estimated earnings in excess of billings	31.4	13.4
Prepaid expenses and other current assets	8.1	8.8

Total current assets	262.7	231.8

Property and equipment, net	25.4	24.6
Goodwill	50.7	46.7
Intangible assets	30.6	31.4
Deferred tax assets	46.6	86.2
Other non-current assets	6.1	3.8

Total assets	$422.0	$424.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$130.6	$120.7
Billings in excess of costs and estimated earnings	33.8	29.9

Total current liabilities	164.4	150.6

Long-term debt, net of current maturities	29.6	29.4
Other non-current liabilities	4.4	4.5

Total liabilities	198.4	184.5

Noncontrolling interest	3.2	3.3

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	0.2	0.2
Treasury stock, at cost	(8.9)	(6.9)
Additional paid-in capital	196.8	197.0
Retained earnings	32.3	46.4

Total stockholders’ equity	220.4	236.7

Total liabilities and stockholders’ equity	$422.0	$424.5

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Year Ended September 30,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	($13.8)	$13.6
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Bad debt expense	0.4	0.3
Deferred financing cost amortization	0.3	0.3
Depreciation and amortization	8.9	9.6
Loss (gain) on sale of assets	—	(0.1)
Deferred income taxes	38.2	6.9
Non-cash compensation	(0.1)	1.7
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	(7.6)	(7.6)
Inventories	(4.0)	(1.9)
Costs and estimated earnings in excess of billings	(17.8)	2.6
Prepaid expenses and other current assets	(2.3)	(6.8)
Other non-current assets	0.3	(0.5)
Accounts payable and accrued expenses	6.6	(2.8)
Billings in excess of costs and estimated earnings	3.6	5.9
Other non-current liabilities	(0.3)	1.1

Net cash provided by operating activities	12.2	22.3

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4.6)	(4.6)
Proceeds from sale of property and equipment	0.1	0.3
Cash paid for acquisitions	(7.4)	(20.2)

Net cash used in investing activities	(11.9)	(24.5)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of debt	0.2	5.4
Repayments of debt	(0.2)	(5.4)
Contingent consideration payment	—	(0.4)
Distribution to noncontrolling interest	(0.3)	(0.2)
Purchase of treasury stock	(2.1)	(2.4)
Issuance of shares	—	0.2

Net cash used in financing activities	(2.4)	(2.7)

NET INCREASE (DECREASE) IN CASH EQUIVALENTS	(2.0)	(4.9)
CASH AND CASH EQUIVALENTS, beginning of period	28.3	33.2

CASH AND CASH EQUIVALENTS, end of period	$26.2	$28.3

IES HOLDINGS, INC. AND SUBSIDIARIES

OPERATING SEGMENT STATEMENTS OF OPERATIONS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue
Commercial & Industrial	$77.6	$59.6	$274.3	$227.6
Communications	60.6	53.2	219.7	225.3
Infrastructure Solutions	26.8	24.3	97.2	83.8
Residential	75.4	69.5	285.7	274.0

Total Revenue	$240.3	$206.6	$876.8	$810.7

Operating Income
Commercial & Industrial	$0.7	($0.1)	$2.7	($1.2)
Communications	4.3	4.3	14.2	13.6
Infrastructure Solutions	1.3	1.6	3.2	2.8
Residential	5.4	4.9	16.9	19.5
Corporate	(2.9)	(3.6)	(11.2)	(14.4)

Total Operating Income	$8.7	$7.0	$26.0	$20.3

IES HOLDINGS, INC. AND SUBSIDIARIES

WIND-DOWN STATEMENTS OF OPERATIONS*

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues	$0.2	$4.9	$8.6	$32.2
Cost of service	0.3	6.2	9.4	37.8

Gross profit	(0.1)	(1.3)	(0.9)	(5.6)
Selling, general and administrative expenses	0.5	0.8	1.8	2.8

Income from operations	($0.6)	($2.1)	($2.6)	($8.4)

*	Includes results from the Denver and Roanoke branches of our Commercial & Industrial segment. In July, 2017, we implemented a plan to wind-down operations at these branches